Exhibit 10.1
PREFERRED STOCK PURCHASE AGREEMENT

THIS PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of November 7, 2011 by and between BioNeutral Group, Inc., a Nevada corporation (the “Company”), and Vinfluence Pty Ltd ACN 147 137 899 (“Purchaser”).

RECITALS

WHEREAS, pursuant to that certain Subscription Application of Purchaser dated the date hereof (the “Subscription Application”), the Company desires to sell to Purchaser and Purchaser desires to purchase from the Company the number of shares of the Company’s Series C Convertible Preferred Stock (“Preferred Stock”) set forth herein at a price of $10.00 per share, subject to the terms and conditions of this Agreement and the other documents or instruments contemplated hereby.

 NOW, THEREFORE, the parties hereto hereby agree as follows:

AGREEMENT

Section 1.          Sale and Issuance of Preferred Stock; Further Funding.

(a) Subject to the terms and conditions of this Agreement, the Company has authorized the sale and issuance (the "Issuance") to Purchaser of an aggregate of 100,000 shares of the Preferred Stock.    The Purchaser shall purchase an aggregate of 100,000 shares of Preferred Stock payable to the Company as follows: (i) $200,000 at the initial Closing, (ii) $200,000 on December 1, 2011, (iii) $200,000 on January 1, 2012, (iv) $200,000 on February 1, 2012 and (v) $200,000 on March 1, 2012 (each date on which a payment is made towards the Purchase Price shall be referred to as a “Closing” and collectively as the “Closings”).  At each Closing , the Company shall issue to Purchaser, and Purchaser shall purchase from the Company 20,000 shares of the Preferred Stock at a purchase price of $10.00 per share, or $200,000 (“Purchase Price”), subject to the terms and conditions of this Agreement.

(b) The rights and preferences of the Preferred Stock shall be set forth in a Certificate of Designations and Preferences to be filed with the Secretary of State of the State of Nevada in form and substance as set forth on Exhibit A hereto.

Section 2.          The Closings.

2.1       Each Closing of the Issuances to Purchaser shall take place on or before the dates set forth in Section 1(a) above.

2.2      At each Closing, the Company shall issue and deliver to Gersten Savage, LLP, as escrow agent (“Escrow Agent”), a stock certificate representing the Preferred Stock, against receipt by Escrow Agent of a wire transfer in an amount equal to the Purchase Price.  Upon receipt of the Purchase Price and the Preferred Stock certificate for each Closing, and in accordance with the Escrow Agreement entered into by each of Buyer and Company, Escrow Agent shall release the Purchase Price to the Company and the Preferred Stock certificate to the Buyer.

Section 3.          Representations and Warranties of the Company.

The Company hereby represents and warrants to Purchaser as follows:

3.1      Capitalization of the Company. Immediately prior to the Closing, the authorized capital stock of the Company shall consist of a total of 200,000,000 shares of Common Stock, $0.00001 par value per share (the “Common Stock”) of which 79,389,092 are issued and outstanding, (this number includes the conversion of the 83,762 shares of preferred stock of BioNeutral Laboratories Corporation USA (“Bio USA”)) and 5,000,000 shares of Preferred Stock, $0.001 par value, of which 800,000 are designated as Series A, 213,500 are designated as Series B, 100,000 are designated as Series C and 231,100 are designated as Series D.  There are 83,762 shares of Series A preferred stock outstanding of BioN USA which can be converted into common stock and no shares of Series B, Series C or Series D preferred stock outstanding.  Other than as set forth in the Company’s filings with the Securities and Exchange Commission (“Filings”), there are no commitments to issue, and there are no outstanding warrants, options, convertible securities or debt, preferred stock, or any other securities as of the date of Closing.  In addition, other than as set forth in the Company’s Filings, there are no conversion or exchange privileges, preemptive rights, or other rights or agreements to purchase or otherwise acquire or issue any securities of the Company, and there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security of the Company or any instrument or security exercisable or exchangeable for, or convertible into any security of the Company, except that the Company has no obligation to issue certain shares of common stock as set forth in Schedule A hereto.

3.2      Organization.

The Company is duly organized, validly existing and in good standing under the laws of the State of Nevada and is qualified to conduct its business as a foreign corporation in each jurisdiction where the failure to be so qualified would have a material adverse effect on the Company.

3.3      Authorization of Agreement, Etc.

The execution, delivery and performance by the Company of this Agreement and the Subscription Application and each other document or instrument contemplated hereby or thereby (collectively, the "Financing Documents") have been duly authorized by all requisite corporate action by the Company; and this Agreement and each other Financing Document have been duly executed and delivered by the Company.  Each of the Financing Documents, when executed and delivered by the Company, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights and remedies generally, and subject as to enforceability to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

3.4      Subsidiaries.

The Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation, partnership, limited liability company, association or other business entity other than as set forth in the Filings. The Company is not a participant in any joint venture, partnership or similar arrangement.  The Company owns 89.6% of Bioneutral Laboratories Corporation USA.

3.5      Financial Statements.

The Company’s financial statements (“Financial Statements”) contained in its Filings have been prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated and with each other, except that the unaudited Financial Statements do not contain all footnotes required by U.S. GAAP.  The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments.  Except as set forth in the Financial Statements, the Company has no material liabilities (contingent or otherwise).  Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.  The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with U.S. GAAP until Closing.

3.6      No Conflicts.

Neither the Company, nor any subsidiary, is in violation of, in conflict with, in breach of or in default under any term or provision of, and no right of any party to accelerate, terminate, modify or cancel has come into existence under, (i) its Certificate of Incorporation or By-laws (each as may have been amended, supplemented or restated), (ii) any provision of any judgment, writ, injunction, decree or order to which the any of them is a party; or (iii) any law, statute, rule or regulation applicable to any of them.

3.7      Litigation.

There is no action, suit, proceeding or investigation pending or currently threatened against the Company or any subsidiary that may affect the validity of this Agreement or the right of the Company to enter into this Agreement or to consummate the transactions contemplated hereby.  There is no action, suit, proceeding or investigation pending or currently threatened against the Company or its subsidiaries, before any court or by or before any governmental body or any arbitration board or tribunal, nor is there any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator against the Company or any of its subsidiaries other than these described in the Filings.  The Company and its subsidiaries are not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  There is no action, suit, proceeding or investigation by the Company or any subsidiary currently pending or which the Company intends to initiate.

3.8      ‘34 Act Reports.

None of the Company’s Filings contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading, in light of the circumstances in which they were made.  For the period between the filing of the Company’s Form 10-Q for the period ended July 31, 2011 and the date of this Agreement, the Company has made all required filings and disclosures on Form 8-K pursuant to the rules and regulations promulgated thereunder.

Section 4.          Representations and Warranties of Purchaser.

Purchaser hereby represents and warrants to the Company that each of the following representations and warranties will be true as of the Closing:

4.1      Authorization of the Documents.

Purchaser has all requisite power and authority (corporate or otherwise) to execute, deliver and perform the Financing Documents and the transactions contemplated thereby, and the execution, delivery and performance by Purchaser of the Financing Documents have been duly authorized by all requisite action by Purchaser and each such Financing Document, when executed and delivered by Purchaser, constitutes a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

4.2      Investment Representations.

All of the representations, warranties and information of Purchaser provided in the Subscription Application are incorporated herein and made a part hereof by this reference and shall be true at the Closing with the same effect as though made at the Closing.

4.3      Review of Public Filings.

Purchaser has had the ability to review all of the Company’s filings and to ask the Company any questions in connection with its review thereof.

 Section 5.     Brokers and Finders.

The Company shall not be obligated to pay any commission, brokerage fee or finder’s fee based on any alleged agreement or understanding between Purchaser and a third person in respect of the transactions contemplated hereby.  Purchaser hereby agrees to indemnify the Company against any claim by any third person for any commission, brokerage or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between Purchaser and such third person, whether express or implied from the actions of Purchaser.

Section 6.          Successors and Assigns.

This Agreement shall bind and inure to the benefit of the Company, Purchaser and their respective successors and assigns.

Section 7.          Entire Agreement.

This Agreement and the other writings and agreements referred to in this Agreement or delivered pursuant to this Agreement contain the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect thereto.

Section 8.          Notices.

All notices, demands and requests of any kind to be delivered to any party in connection with this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by internationally-recognized overnight courier or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

if to the Company, to:

BioNeutral Group, Inc.
211 Warren Street
Newark, New Jersey 07103
Attention:  President

if to Purchaser, to:

Vinfluence Pty Ltd ACN 147 137 899
Level 14 No 1 Alfred Street Sydney
Australia
Email: Wayne@noblemenventures.com

or to such other address as the party to whom notice is to be given may have furnished to the other parties to this Agreement in writing in accordance with the provisions of this Section 8.  Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of internationally-recognized overnight courier, on the next business day after the date when sent and (iii) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

Section 9.          Piggyback Registration Rights.

If at any time after the date of this Agreement the Company shall determine to prepare and file with the Securities and Exchange Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to Purchaser written notice of such determination and, if within twenty (20) days after receipt of such notice, Purchaser shall so request in writing, the Company shall include in such registration statement all or any part of the shares of common stock underlying the Preferred Stock purchased hereunder which are then held by Purchaser as Purchaser requests to be registered; provided, however, that the Company shall not be required to register any of the shares of common stock underlying the Preferred Stock purchased by Purchaser hereunder pursuant to this Section 9 that are eligible for sale without limitation pursuant to Rule 144 of the Securities Act.  There shall be no registration rights with respect to the Preferred Stock, other than as set forth above with respect to the shares of common stock underlying the Preferred Stock.

Section 10.        Amendments.

This Agreement may not be modified or amended, or any of the provisions of this Agreement waived, except by written agreement of the Company and Purchaser.

Section 11         Governing  Law; Waiver of Jury Trial.

All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic laws of New York without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.  In furtherance of the foregoing, the internal laws of the State of New York will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

Section 12.        Submission to Jurisdiction.

Any legal action or proceeding with respect to this Agreement may be brought in the courts of Australia, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.  Purchaser hereby irrevocably waives, in connection with any such action or proceeding, any objection, including, without limitation, any objection to the venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.  Purchaser hereby irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address as set forth herein.

Section 13.        Severability.

It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought.  Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any jurisdiction.  Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 14.        Independence of Agreements, Covenants, Representations and Warranties.

All agreements and covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain agreement or covenant, the fact that such action or condition is permitted by another agreement or covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such covenant.  In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of a representation and warranty hereunder.  The exhibits and any schedules attached hereto are hereby made part of this Agreement in all respects.

Section 15.        Counterparts.

This Agreement may be executed in any number of counterparts, and each such counterpart of this Agreement shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.  Facsimile and .pdf counterpart signatures to this Agreement shall be acceptable and binding.

Section 16.        Headings.

The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 17.        Expenses.

Purchaser shall pay Purchaser’s own fees and expenses incurred in connection with the negotiation, review, execution and delivery of the Financing Documents.

Section 18.        Preparation of Agreement.

Each party to this Agreement acknowledges that:  (i) the party had the advice of, or sufficient opportunity to obtain the advice of, legal counsel separate and independent of legal counsel for any other party hereto; (ii) the terms of the transactions contemplated by this Agreement are fair and reasonable to such party; and (iii) such party has voluntarily entered into the transactions contemplated by this Agreement without duress or coercion.  Each party further acknowledges that such party was not represented by the legal counsel of any other party hereto in connection with the transactions contemplated by this Agreement, nor was he or it under any belief or understanding that such legal counsel was representing his or its interests.  Each party agrees that no conflict, omission or ambiguity in this Agreement, or the interpretation thereof, shall be presumed, implied or otherwise construed against any other party to this Agreement on the basis that such party was responsible for drafting this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Preferred Stock Purchase Agreement as of the date first written above.

COMPANY:

BIONEUTRAL GROUP, INC.

By: /s/ Andrew Kielbania
Name: Andrew Kielbania
Title: Interim Chief Executive Officer

  PURCHASER:

  Vinfluence Pty Ltd ACN 147 137 899

  /s/ Wayne Johnson

Signature of Trustee

Address:

Telephone:

Telecopier:

Certificate of Designation
For Nevada Corporations
(Pursuant to NRS 78.1955)
BIONEUTRAL GROUP, INC.
File Number: [___________]

Series C Convertible Preferred Stock, to consist of 100,000 shares of the 5,000,000 Authorized shares of Preferred Stock; and have the following terms:

1. Designation, Amount and Par Value.  The series of preferred stock shall be designated as its Series C Convertible Preferred Stock (the “Preferred Stock”) and the number of shares so designated shall be 100,000 (which shall not be subject to increase without the consent of the holders of a majority of the Preferred Stock (each, a “Holder” and collectively, the “Holders”)).  Each share of Preferred Stock shall have a par value of $.001 per share and a stated value equal to the sum of $10 plus all accrued and unpaid dividends to the date of determination to the extent not previously paid in cash or common stock, par value $.00001 per share (“Common Stock”) of the Company in accordance with the terms hereof (the “Stated Value”).

2. Dividends. Except as provided herein, the holders of outstanding shares of the Preferred Stock shall be entitled to receive cash, stock, or other property, as dividends when, as, and if declared by the Board of Directors of the Company. If shares of the Preferred Stock or the common stock of the Company, par value $0.00001 per share (the "Common Stock") are to be issued as a dividend, any such shares shall be issued at Market Value. "Market Value" for the Common Stock for the purposes of this Certificate of Designation shall mean the average of the bid and ask prices for the Common Stock for the five business days preceding the declaration of a dividend by the Board of Directors. "Market Value" with respect to any shares of the Preferred Stock shall be as determined by the Board of Directors, whose decision shall be final and binding on all parties.

3. Liquidation Rights. Upon the dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the holders of the then outstanding shares of Preferred Stock shall be entitled to receive out of the assets of the Company for each share of Preferred Stock the Stated Value (the "Liquidation Rate") before any payment or distribution shall be made on the Common Stock, or any other class of capital stock of the Company ranking junior to the Preferred Stock.

(a) The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Company shall be deemed a dissolution, liquidation or winding up of the Company for purposes of this Paragraph 3, but the merger, consolidation, or other combination of the Company into or with any other corporation, or the merger, consolidation, or other combination of any other corporation into or with the Company, shall not be deemed a dissolution, liquidation or winding up, voluntary or involuntary, for purposes of this Paragraph 3. As used herein, the "merger, consolidation, or other combination" shall include, without limitation, a forward or reverse triangular merger, or stock exchange of the Company and any of its subsidiaries with any other corporation where the Company is not the surviving entity.

(b) After the payment to the holders of shares of the Preferred Stock of the full preferential amounts fixed by this Paragraph 3 for shares of the Preferred Stock, the holders of the Preferred Stock as such shall have no right or claim to any of the remaining assets of the Company.

(c) In the event the assets of the Company available for distribution to the holders of the Preferred Stock upon dissolution, liquidation or winding up of the Company shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to this Paragraph 2, no distribution shall be made on account of any shares of a class or series of capital stock of the Company ranking on a parity with the shares of the Preferred Stock, if any, upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of the Preferred Stock, ratably, in proportion to the full distributive amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

4. Conversion of Preferred Stock. At any time, the holder of shares of the Preferred Stock shall have the right, at such holder's option, to convert any number of shares of the Preferred Stock into shares of the Common Stock. Such right to convert shall commence as of the date the shares of such Preferred Stock are issued to such holder (the "Issue Date") and shall continue thereafter for a period of five years, such period ending on the fifth anniversary of the Issue Date. In the event that the holder of the Preferred Stock elects to convert such shares into Common Stock, the holder shall have 10 days from the date of such notice in which to tender his shares of Preferred Stock to the Company.

Any such conversion shall be upon the other following terms and conditions:

(a) Conversion Rate. Subject to adjustment as provided herein, each one (1) share of the Preferred Stock shall be convertible into one hundred twenty-five (125) fully paid and nonassessable shares of the Common Stock (the "Conversion Rate").

(b) Adjustment of Conversion Rate for Dilution and Other Events. In order to prevent dilution of the rights granted to the holders of shares of the Preferred Stock, the Conversion Rate will be subject to adjustment from time to time as follows:

(i) Adjustment of Conversion Rate upon Subdivision or Combination of the Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) the authorized Common Stock into a greater number of shares, the Conversion Rate in effect immediately prior to such subdivision will be proportionately increased. If the Company at any time combines (by combination, reverse stock split or otherwise) the authorized Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior to such combination will be proportionately reduced.

(ii) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, or other similar transaction which is effected in such a way that holders of the Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for the Common Stock is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Company will make appropriate provision, in form and substance satisfactory to the holders of a majority of the outstanding shares of the Preferred Stock, to ensure that each of the holders of shares of the Preferred Stock will thereafter have the right to acquire and receive in lieu of or in addition to, as the case may be, the shares of the Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of the Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's shares of the Preferred Stock had such Organic Change not taken place. In any such case, the Company will make appropriate provision, in form and substance satisfactory to the holders of a majority of the outstanding shares of the Preferred Stock, with respect to such holders' rights and interests to ensure that the provisions of this paragraph will thereafter be applicable to the Preferred Stock The Company will not effect any such consolidation or merger, unless prior to the consummation thereof the successor entity resulting from such consolidation or merger, if other than the Company, assumes, by written instrument, in form and substance satisfactory to the holders of a majority of the outstanding shares of the Preferred Stock, the obligation to deliver to each holder of shares of the Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, that such holder may be entitled to acquire.

(iii) Notices. Immediately upon any adjustment of the Conversion Rate, the Company will give written notice of such adjustment to each holder of shares of the Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment. The Company will give written notice to each holder of shares of the Preferred Stock at least 20 days prior to the date on which the Company closes its books or takes a record with respect to any dividend or distribution upon the Common Stock, or with respect to any pro rata subscription offer to holders of the Common Stock. The Company will also give written notice to each holder of shares of the Preferred Stock at least 20 days prior to the date on which any Organic Change, dissolution or liquidation will take place.

(c) Mechanics of Conversion. To convert shares of the Preferred Stock into full shares of the Common Stock on any date (the "Conversion Date"), the holder thereof shall (i) deliver or transmit by facsimile to the Company, for receipt on or prior to l1:59 p.m. Eastern Time, on the Conversion Date, a copy of a fully executed notice of conversion in the form attached hereto as Attachment A (the "Conversion Notice"), and (ii) surrender to a common carrier for delivery to the Company as soon as practicable following such date, the certificates (each a "Preferred Stock Certificate") representing the shares of the Preferred Stock being converted, or an indemnification undertaking with respect to such shares in the case of the loss, theft or destruction thereof, and the originally executed Conversion Notice. Upon receipt by the Company of a facsimile copy of a Conversion Notice, the Company shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to such holder. Within one business day of the Company's receipt of the originally executed Conversion Notice and the holder's Preferred Stock Certificate(s), the Company shall issue and surrender to a common carrier for overnight delivery to the address as specified in the Conversion Notice, a certificate, registered in the name of the holder or its designee, for the number of shares of the Common Stock to which the holder is entitled, or at the holder’s option, delivery of the shares of Common Stock via the DWAC system to holder’s brokerage account.

(d)  Certain Conversion Restrictions.

(A) A Holder may not convert shares of Preferred Stock or receive shares of Common Stock as payment of dividends hereunder to the extent such conversion or receipt of such dividend payment would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and the rules promulgated thereunder) in excess of 4.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of, and payment of dividends on, the shares of Preferred Stock held by such Holder after application of this Section.  Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 4.999% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the shares of Preferred Stock are convertible shall be the responsibility and obligation of the Holder.  The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 61 days prior notice to the Company.  Other Holders shall be unaffected by any such waiver.

(B) A Holder may not convert shares of Preferred Stock or receive shares of Common Stock as payment of dividends hereunder to the extent such conversion or receipt of such dividend payment would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 9.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of, and payment of dividends on, the shares of Preferred Stock held by such Holder after application of this Section.  Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 9.999% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the shares of Preferred Stock are convertible shall be the responsibility and obligation of the Holder.  The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 61 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

(e) Record Holder. The person or persons entitled to receive shares of the Common Stock issueable upon conversion of shares of the Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of the Common Stock on the Conversion Date.

(f) Fractional Shares. The Company shall not be required to issue any fraction of a share of the Common Stock upon any conversion. All shares of the Common Stock, including fractions thereof, issue able upon conversion of more than one share of the Preferred Stock shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of the Common Stock. If, after such aggregation, the issuance would result in the issuance of a fraction of a share of the Common Stock, the Company shall round such fraction of a share of the Common Stock up or down to the nearest whole share.

(g) Re-issuance of Certificates. In the event of a conversion of less than all of the shares of the Preferred Stock represented by a particular Preferred Stock Certificate, the Company shall promptly cause to be issued and delivered to the holder of such Preferred Stock a new Preferred Stock Certificate representing the remaining shares of the Preferred Stock which were not corrected.

5. Reservation of Shares. The Company shall, so long as any of the shares of the Preferred Stock are outstanding, reserve and keep available out of its authorized and unissued shares of the Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, the number of shares of the Common Stock as shall from time to time be sufficient to affect the conversion of all of the outstanding shares of the Preferred Stock.

6. Lost or Stolen Certificates. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing shares of the Preferred Stock, and, in the case of loss, theft or destruction, of any indemnification undertaking or bond, in the Company's discretion, by the holder to the Company and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date.

7. Voting Rights.  Except as otherwise provided herein and as otherwise required by law, the Preferred Stock shall have no voting rights.  However, so long as any shares of Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the Holders of a majority of the shares of the Preferred Stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends or distribution of assets upon a Liquidation (as set forth in Section 3) senior to or otherwise pari passu with the Preferred Stock, (c) amend its certificate or articles of incorporation or other charter documents so as to affect adversely any rights of the Holders, (d) increase the authorized number of shares of Preferred Stock, or (e) enter into any agreement with respect to the foregoing.

EXHIBIT A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder
in order to convert shares of Preferred Stock)

The undersigned hereby elects to convert the number of shares of Series C Convertible Preferred Stock indicated below, into shares of common stock, par value $.00001 per share (the “Common Stock”), of BioNeutral Group, Inc., a Nevada corporation (the “Company”), according to the conditions hereof, as of the date written below.  If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith.  No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.  By tendering this Notice of Conversion, the undersigned hereby covenants to comply with the prospectus delivery requirements under the Securities Act of 1933, as amended, applicable to it with respect to resales of the shares of Common Stock issuable upon the conversion requested hereby pursuant to a registration statement and, in connection therewith, covenants that, unless otherwise specified below, such shares have been or are intended to be sold in ordinary brokerage transactions.

Conversion calculations:	____________________________________________________
Date to Effect Conversion

____________________________________________________
Number of shares of Preferred Stock owned prior to Conversion

____________________________________________________
Number of shares of Preferred Stock to be Converted

____________________________________________________
Stated Value of shares of Preferred Stock to be Converted

____________________________________________________
Number of shares of Common Stock to be Issued

____________________________________________________
Applicable Conversion Price

____________________________________________________
Number of shares of Preferred Stock subsequent to Conversion

____________________________________________________
Signature

____________________________________________________
Name

____________________________________________________
Address

Accepted and Agreed:
BioNeutral Group, Inc.

By:_____________________________________
     Name:
     Title: